UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2010
________________________________________________
Date of Report (Date of earliest event reported)

SIERRA RESOURCE GROUP, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

    NEVADA                                                                       000-25301                                                      88-0413922
 ____________________________                       ________________________        ___________________
     (State or other jurisdiction                                           (Commission File Number)                    (IRS Employer
           of incorporation)                                                                                                                                   Identification No.)

6767 Tropicana Avenue, Suite 207
Las Vegas, Nevada 89103
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(Address of principal executive offices) (Zip Code)

(702) 248-1027
__________________________________________________
Registrant's telephone number, including area code

Not Applicable
_____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2008, the Company had entered into an "Assignment and Quit Claim of Oil and Gas Leases" agreement with Sierra Asset Holdings LLC (the "Assignor") whereby the Assignor assigned 100% of Assignor's right, title and interest in and to oil and gas leases located in Louisiana and Kansas to us in exchange for a promissory note for $29,500 secured by the oil and gas interests assigned, all due and payable in April, 2010.

On December 31, 2009, we evaluated the oil and gas leases for potential impairment in accordance with FASB ASC 360-10, "PROPERTY, PLANT AND EQUIPMENT."  As of December 31, 2009, the production wells had encountered several problems and were currently under assessment as to the best method to solve such problems.  The operators of the wells indicated to us that the revenues will not be significant nor will the  revenues significantly increase and will most likely decline precipitously.  As such, we impaired 100% of the asset balance of $7,221 as of December 31, 2009, resulting in an impairment charge of ($7,221).  We also informed Sierra Asset Holdings LLC that the Company's present intent was to surrender our interest in the oil and gas interests in cancellation of the indebtness evidenced by the promissory note for $29,500 together, with all accrued interest thereon, if acceptable to Sierra Asset Holdings LLC.

On March 8, 2010, the Company entered into an "Assignment, Quit Claim and Release" with Sierra Asset Holdings LLC whereby we assigned 100% of its right, title and interest in and to the oil and gas leases located in Louisiana and Kansas in cancellation of the indebtedness evidenced by the promissory note (and accrued interest) to Sierra Asset Holdings LLC and entered into mutual releases as to any claims, liabilities and demands between the Company and Sierra Asset Holdings LLC.

2.01               COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On March 8, 2010, the Company completed its disposition of certain assets as described in the "Assignment, Release and Quit Claim" agreement with the Company assigning 100% of its right, title and interest in and to the oil and gas leases located in Louisiana and Kansas in cancellation of the indebtedness evidenced by a promissory note for $29,500 and for mutual releases as to any claims, liabilities and demands between the Company, its officers and directors and Sierra Asset Holdings LLC., and its members.

8.01               OTHER EVENTS.

It is probable that we may seek a new business opportunity or business combination.  Our majority shareholders have had negotiations regarding a change of control and to possibly add new and different directors to our board.  We have been informed that, if, pursuant to any arrangement or understanding with the person or persons acquiring securities in a transaction subject to the Securities Exchange Act of 1934 (the "1934 Act"), any persons are to be elected or designated as directors of the Company, otherwise than at a meeting of security holders, and the persons so elected or designated will constitute a majority of the directors of the Company, then, not less than 10 days prior to the date any such persons take office as a director, or such shorter period prior to the date the Securities and Exchange Commission may authorize upon a showing of good cause therefore, the Company shall file with the Securities and Exchange Commission and transmit to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors, information substantially equivalent to certain information which would be required by Schedule 14F-1 of Rule 14F to be transmitted if such person or persons were nominees for election as directors at a meeting of such security holders.

In the event that we enter into a material definitive agreement to acquire a new business opportunity or business combination, we are required to file a Form 8-K with the Securities and Exchange Commission under the 1934 Act.  We may be required to make additional disclosures in other filings to complete the business combination, to obtain the necessary shareholder approval to increase the number of authorized and unissued common stock, if required for the transaction, and to change our name.

9.01               FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)  EXHIBITS.

         9.01   Assignment, Release and Quit Claim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                      SIERRA RESOURCE GROUP, INC.

Date:  March 8, 2010                              /s/ SANDRA J. ANDRE
                                  __________________________________________
                                  Sandra J. Andre
                                  President, Chief Executive Officer and Director